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                        FIDUCIARY CAPITAL PARTNERS, L.P.


                        STATEMENT OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
                 FOR THREE MONTHS ENDED MARCH 31, 1996 AND 1995


                                                                       1996                  1995
                                                                       ----                  ----
Net Investment Income                                               $  299,197            $  542,819

Percentage Allocable to Limited Partners                                    99%                   99%
                                                                    ----------            ----------

Net Investment Income Allocable
  to Limited Partners                                               $  296,205            $  537,391
                                                                    ==========            ==========

Weighted Average Number of Limited
  Partnership Units Outstanding                                      1,407,244             1,526,949
                                                                    ==========            ==========

Net Investment Income Per Limited
  Partnership Unit                                                  $      .21            $      .35
                                                                    ==========            ==========
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